eXp REALTY [redacted]

The printed portions of this form, except differentiated additions, have been approved by the Colorado Real Estate Commission. (CP40-6-18) (Mandatory 1-19)

THIS FORM HAS IMPORTANT LEGAL CONSEQUENCES AND THE PARTIES SHOULD CONSULT LEGAL AND TAX OR OTHER COUNSEL BEFORE SIGNING.

COUNTERPROPOSAL

Date ***9/7/2021***

1. This Counterproposal supersedes and replaces any previous counterproposal. This Counterproposal amends the proposed contract dated ***9/6/2021*** (Contract), between [redacted] (Seller), and ***Arrived Holdings, Inc.*** (Buyer), relating to the ale and purcha e of the following legally de cribed real e tate in the County of ***El Paso***, Colorado
LOT 51 PONDEROSA AT LORSON RANCH FIL NO 2
known as No. ***6213 SADDLEBRED Way, COLORADO SPRINGS, CO 80925*** (Property).

NOTE: If the table is omitted, or if any item is left blank or is marked in the "No Change" column, it means no change to the corresponding provision of the Contract. If any item is marked in the "Deleted" column, it mean that the corre ponding provi ion of the Contract to which reference i made i deleted

2 § 3 1 Date and Deadline **[Note** Thi table may be omitted if inapplicable]

Item No.	Reference	Event	Date or Deadline		No Change	Deleted
1	§ 4.3	Alternative Earnest Money Deadline	***no change***			
		Title				
2	§ 8 1, § 8 4	Record Title Deadline	***no change***			
3	§ 8.2, § 8.4	Record Title Objection Deadline	***no change***			
4	§ 8.3	Off Record Title Deadline	***no change***			
5	§ 8.3	Off-Record Title Objection Deadline	***no change***			
6	§ 8 5	Title Resolution Deadline	***no change***			
7	§ 8.6	Right of First Refusal Deadline	***no change***			
		Owners' Association				
8	§ 7.2	Association Documents Deadline	***no change***			
9	§ 7 4	Association Documents Termination Deadline	***no change***			
		Seller's Disclosures				
10	§ 10.1	Seller's Property Disclosure Deadline	***no change***			
11	§ 10.10	Lead-Based Paint Disclosure Deadline CBS 1, 2, F1	***no change***			
		Loan and Credit				
12	§ 5.1	Loan Application Deadline	***no change***			
13	§ 5.2	Loan Termination Deadline	***no change***			
14		Buyer's Credit Information Deadline				

	§ 5.3		*no change*			
15	§ 5.3	Disapproval of Buyer's Credit Information Deadline	*no change*			
16	§ 5.4	Existing Loan Documents Deadline	*no change*			
17	§ 5.4	Existing Loan Documents Termination Deadline	*no change*			
18	§ 5.4	Loan Transfer Approval Deadline	*no change*			
19	§ 4.7	Seller or Private Financing Deadline	*no change*			
		Appraisal				
20	§ 6.2	Appraisal Deadline	*no change*			
21	§ 6.2	Appraisal Objection Deadline	*no change*			
22	§ 6.2	Appraisal Resolution Deadline	*no change*			
		Survey				
23	§ 9.1	New ILC or New Survey Deadline	*no change*			
24	§ 9.3	New ILC or New Survey Objection Deadline	*no change*			
25	§ 9.3	New ILC or New Survey Resolution Deadline	*no change*			
		Inspection and Due Diligence				
26	§ 10.3	Inspection Objection Deadline	*no change*			
27	§ 10.3	Inspection Termination Deadline	*no change*			
28	§ 10.3	Inspection Resolution Deadline	*no change*			
29	§ 10.5	Property Insurance Termination Deadline	*no change*			
30	§ 10.6	Due Diligence Documents Delivery Deadline	*no change*			
31	§ 10.6	Due Diligence Documents Objection Deadline	*no change*			
32	§ 10.6	Due Diligence Documents Resolution Deadline	*no change*			
33	§ 10.6	Environmental Inspection Objection Deadline CBS2, 3, 4	*no change*			
34	§ 10.6	ADA Evaluation Objection Deadline CBS2, 3, 4	*no change*			
35	§ 10.7	Conditional Sale Deadline	*no change*			
36	§ 10.10	Lead-Based Paint Termination Deadline CBS 1, 2, F1	*no change*			
37	§ 11.1, 11.2	Estoppel Statements Deadline CBS2, 3, 4	*no change*			
38	§ 11.3	Estoppel Statements Termination Deadline CBS2,3,4	*no change*			
		Closing and Possession				
39	§ 12.3	Closing Date	*9/30/2021*	Thursday		
40	§ 17	Possession Date	*10/4/2021*	Monday		
41	§ 17	Possession Time	*12PM MST*			
42	*n/a*	*n/a*	*no change*			
43	*n/a*	*n/a*	*no change*			

3. **§ 4. PURCHASE PRICE AND TERMS.** **[Omitted as inapplicable]**

4. **ATTACHMENTS.** The following are a part of this Counterproposal:

no change

Note: The following documents have been provided but are **not** a part of this Counterproposal:

no change

5. **OTHER CHANGES.**

[redacted]

REF PAR 17 - BUYER AND SELLER AGREE TO EXECUTE A POST CLOSING OCCUPANCY AGREEMENT ENDING 10/4/21 AT 12PM MST AT NO CHARGE TO THE SELLER.

6. ACCEPTANCE DEADLINE. This Counterproposal expires unless accepted in writing by Seller and Buyer as evidenced by their signatures below and the offering party to this document receives notice of such acceptance on or before ***9/7/21 9PM MST***.

Date Time

If accepted, the Contract, a amended by thi Counterpropo al, will become a contract between Seller and Buyer All other terms and conditions of the Contract remain the same.

[redacted] Date ***9/7/2021*** [redacted]

Seller

Address:

Seller: ______________________________ Date: __________

Address:

Initials

[redacted] Date ***9/7/2021***

Buyer: ***Arrived Holdings, Inc.***

By: [redacted]

Address:

Buyer: ______________________________ Date: __________

Address:

Note: When this Counterproposal form is used, the Contract is **not** to be signed by the party initiating this Counterproposal. Brokers must complete and sign the Broker's Acknowledgments and Compensation Disclosure portion of the Contract.